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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): December 8, 2004



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On December 8, 2004, Eastman Kodak Company determined that it will cancel its program to market an automatic film processing station it was developing based on technologies acquired from Austin, Texas-based Applied Science Fiction in May 2003. The action is expected to be completed by March 31, 2005.

In conjunction with the program cancellation, the Company will pay approximately $3 million in severance costs to employees and will incur other exit costs amounting to approximately $8 million. In addition, the Company will record asset impairment charges of approximately $3 million for capital assets, approximately $11 million for intangible assets, and approximately $16 million for goodwill. In addition, the Company will record a charge in cost of goods sold for the write-off of inventory amounting to approximately $4 million. The total charges related to the program cancellation amount to $45 million. The severance and other exit costs require the outlay of cash, while the charges related to inventory, capital assets, intangible assets, and goodwill represent non-cash charges.

A copy of the December 13, 2004 press release related to this action is attached as Exhibit (99.1).


ITEM 9.01  Financial Statements and Exhibits

(c) Exhibit

(99.1) Eastman Kodak Company press release dated December 13, 2004 regarding this action.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown, Jr.
                                             -----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  December 13, 2004

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                           EASTMAN KODAK COMPANY
                             INDEX TO EXHIBIT

Exhibit No.

(99.1)  Eastman Kodak Company press release dated December 13, 2004.